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                        [ATTACHMENT A TO PROXY STATEMENT]



                                  FORM OF PROXY

                            THERMO VISION CORPORATION


 PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, JANUARY 6, 2000


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Roger Herd, Theo Melas-Kyriazi and Kenneth J. Apicerno, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the stockholders of Thermo Vision Corporation, a Delaware corporation (the "Company"), to be held on Thursday, January 6, 2000, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454-9046, and at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on November 23, 1999, with all of the powers the undersigned would possess if personally present at such meeting.



            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


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                         SPECIAL MEETING OF STOCKHOLDERS
                            THERMO VISION CORPORATION

                                JANUARY 6, 2000



         1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of August 25, 1999 (the "Merger Agreement") pursuant to which VIZ Acquisition Corporation, a newly-formed company and jointly owned subsidiary of Thermo Instrument Systems Inc. and Thermo Electron Corporation, will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their dissenters' rights, Thermo Instrument Systems Inc. and Thermo Electron Corporation) will become entitled to receive $7.00 in cash, without interest, for each outstanding share of common stock, $.01 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         [  ]  For                  [  ]  Against             [  ]  Abstain

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

         Copies of the Notice of Special Meeting and of the Proxy Statement have been received by the undersigned.

                           PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                           Signature(s)_________________________________________

                           Date_________________________________________________

                           Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!